                                                                     EXHIBIT 3.9
================================================================================

                                 State of Alaska

                 Department of Commerce and Economic Development

                Division of Banking, Securities and Corporations

I certify that the attached 14 pages are true copies of records on file with the Department of Commerce and Economic Development, Division of Banking, Securities, and Corporations.

[SEAL]                             Deborah B. Sedwick
                                   Commissioner


                                   Certified by: /s/ Gina Markovich
                                                --------------------
                                   Date: May 6, 1999
                                         ---------------------------

================================================================================

================================================================================

                                 ---------------
                                 State of Alaska
                                 ---------------

                 -----------------------------------------------
                 Department of Commerce and Economic Development
                 -----------------------------------------------

                                   Certificate

      The undersigned, as Commissioner of Commerce and Economic Development of the State of Alaska, hereby certifies that duplicate originals of Articles of Consolidation, duly signed and verified pursuant to the provisions of the Alaska Corporation Act, have been received in this office and are found to conform to law.

      ACCORDINGLY, the undersigned, as such Commissioner of Commerce and Economic Development, and by virtue of the authority vested in him by law, hereby issues this Certificate of Consolidation of

                             SITKA TELEPHONE COMPANY
                                       AND
                         GLACIER STATE TELEPHONE COMPANY

forming a new corporation called

                      TELEPHONE UTILITIES OF THE NORTHLAND

and attaches hereto a duplicate original of the Articles of Consolidation.

[SEAL]
                        IN TESTIMONY WHEREOF, I execute this certificate and affix the Great Seal of the State of Alaska on 30th day of April, A.D. 1986


                                        /s/ Loren H. Lounsbury

                                          LOREN H. LOUNSBURY
                                        COMMISSIONER OF COMMERCE
                                        AND ECONOMIC DEVELOPMENT

================================================================================

                                                           FILED FOR RECORD
                                                           STATE OF ALASKA
                                                             APR 30 1986

                                                         DEPARTMENT OF COMMERCE
                                                         & ECONOMIC DEVELOPMENT

                            ARTICLES OF INCORPORATION

                                       OF

                   TELEPHONE UTILITIES OF THE NORTHLAND, INC.

      The undersigned, a natural person of the age of twenty-one years or more, acting as incorporator under the Alaska Business Corporation Act, adopt the following Articles of Incorporation for such corporation.

                                    ARTICLE I

      The name of the corporation is Telephone Utilities of the Northland, Inc.

                                   ARTICLE II

      The period of duration of the corporation is perpetual.

                                   ARTICLE III

      The purpose for which the corporation is organized is as follows:

      1. To engage in any lawful business or activity for which corporations may be organized under the Alaska Business Corporation Act.

                                   ARTICLE IV

      The aggregate number of shares which the corporation shall have authority to issue is one hundred thousand (100,000) shares of no par value common stock.

                                    ARTICLE V

      The corporation shall not commence business until consideration of the value of at least One Thousand Dollars ($1,000.00) has been received by it for the issuance of shares.

                                   ARTICLE VI

      The preemptive right of shareholders to acquire additional shares of the corporation shall be denied.

                                   ARTICLE VII

      The internal affairs of the corporation shall be regulated in accordance with the Bylaws adopted as provided in A.S. 10.05.135, as amended, and as it may be amended.

                                  ARTICLE VIII

      The address of the initial registered office of the corporation shall be Suite 800, 240 Main Street, Juneau, Alaska 99801, and the name of the registered agent at such address is C T Corporation System.

                                   ARTICLE IX

      The number of the directors constituting the initial Board of Directors of the corporation is three (3). The names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and shall qualify are:

Name                          Address
----                          -------

Charles F. Robinson           805 Broadway
                              Vancouver, WA 98668

Charles F. Peterson           805 Broadway
                              Vancouver, WA 98668

Vern K. Dunham                805 Broadway
                              Vancouver, WA 98668

                                    ARTICLE X

      The name of the incorporator is Marilyn E. Bain and her address is 805 Broadway, P. 0. Box 9901, Vancouver, Washington 98668.

      IN WITNESS WHEREOF, the incorporator has hereunto set her hand this 29th day of April, 1986.

    4-29-86                                       /s/ Marilyn E. Bain
-----------------                                 -------------------
     Date                                             Incorporator

STATE OF WASHINGTON    )
                       ) ss.
COUNTY OF CLARK        )

      THIS IS TO CERTIFY that on the 29th day of April, 1986, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn as such, personally appeared MARILYN E. BAIN, who, being first duly sworn by me, declared that she is the person who signed the foregoing document as incorporator, and that the statements contained therein are true.

      WITNESS my hand and seal on the day and year first above written.


                                     /s/ Jeannette M. Littlefield
                                     ---------------------------------
                                     Notary Public in and for the
                                     State of Washington
                                     My commission expires: 1/02/90

                                                           FILED FOR RECORD
                                                           STATE OF ALASKA
                                                             APR 30 1986

                                                         DEPARTMENT OF COMMERCE
                                                         & ECONOMIC DEVELOPMENT

                            ARTICLES OF CONSOLIDATION
                                       OF
                             SITKA TELEPHONE COMPANY
                                       AND
                         GLACIER STATE TELEPHONE COMPANY

      Pursuant to the provisions of Section 10.05.396 and 10.05.399 of the Alaska Business Corporation Act, SITKA TELEPHONE COMPANY, an Alaska corporation (hereinafter referred to as "Sitka"), and GLACIER STATE TELEPHONE COMPANY, an Alaska corporation (hereinafter referred to as "Glacier") hereby adopt the following Articles of Consolidation for the purpose of consolidating Sitka and Glacier into a new corporation, Telephone Utilities of the Northland, Inc.

                                    ARTICLE I

      The Plan of Consolidation is attached hereto and incorporated herein by reference. The Plan of Consolidation was duly approved by the directors and shareholders of both of the constituent corporations in the manner prescribed by the Alaska Business Corporation Act.

                                   ARTICLE II

      There are 2,103 shares of Sitka issued and outstanding. All of such shares are of the same class, and thus no shares are entitled to vote by class. There are 18,850 shares of

Glacier issued and outstanding. All of such shares are the same class, and thus no shares are entitled to vote by class.

                                   ARTICLE III

      All 2,103 issued and outstanding shares of Sitka and all 18,850 issued and outstanding shares of Glacier voted in favor of the Plan of Consolidation. No shares of either corporation voted against the Plan of Consolidation.

      IN WITNESS WHEREOF, the undersigned have executed these Articles of Consolidation, this 28th day of April, 1986.


                                     SITKA TELEPHONE COMPANY

                                     By: /s/ C. E. Robinson
                                         ---------------------------------------
[Seal]                                             President

                                     Attest: /s/ Marilyn E. Bain
                                             -----------------------------------
                                                Assistant Secretary


                                     GLACIER STATE TELEPHONE COMPANY

                                     By: /s/ C. E. Robinson
                                         ---------------------------------------
[Seal]                                             President

                                     Attest: /s/ Marilyn E. Bain
                                             -----------------------------------
                                                Assistant Secretary


Articles of Consolidation - Page 2

STATE OF WASHINGTON    )
                       )    ss.
COUNTY OF CLARK        )

      I, Jeannette M. Littlefield, a notary public, do hereby certify that on this 28th day of April, 1986, personally appeared before me Charles E. Robinson and Marilyn E. Bain, who being by me first duly sworn, declared that they are the President and Assistant Secretary, respectively, of Sitka Telephone Company, which is one of the corporations party to the foregoing consolidation, that they signed the foregoing document as President and Assistant Secretary of the corporation, and that the statements therein contained are true.


                                         /s/ Jeannette M. Littlefield
                                         ---------------------------------
[Seal]                                   Notary Public in and for the
                                         State of Washington
                                         My Commission expires: 1/02/90

STATE OF WASHINGTON    )
                       )    ss.
COUNTY OF CLARK        )

      I, Jeannette M. Littlefield, a notary public, do hereby certify that on this 28th day of April, 1986, personally appeared before me Charles E. Robinson and Marilyn E. Bain, who being by me first duly sworn, declared that they are the President and Assistant Secretary, respectively, of Glacier State Telephone Company, which is one of the corporations party to the foregoing consolidation, that they signed the foregoing document as President and Assistant Secretary of the corporation, and that the statements therein contained are true.


                                         /s/ Jeannette M. Littlefield
                                         ---------------------------------
[Seal]                                   Notary Public in and for the
                                         State of Washington
                                         My Commission expires: 1/02/90


Articles of Consolidation - Page 3

                                                           FILED FOR RECORD
                                                           STATE OF ALASKA
                                                             APR 30 1986

                                                         DEPARTMENT OF COMMERCE
                                                         & ECONOMIC DEVELOPMENT

                              PLAN OF CONSOLIDATION

      Plan of Consolidation dated April 28, 1986, by and between Sitka Telephone Company, an Alaska corporation, herein sometimes referred to as "Sitka", and Glacier State Telephone Company, an Alaska corporation, herein sometimes referred to as "Glacier".

      WHEREAS, Glacier is a corporation organized and existing under the laws of the State of Alaska and having an authorized capital stock which consists of 100,000 shares of common stock of no par value; and

      WHEREAS, Sitka is a corporation organized and existing under the laws of the State of Alaska and having an authorized capital stock which consists of 3,000 shares of common stock of $100 par value; and

      WHEREAS, Glacier and Sitka deem it advisable and in the best interests of the corporations and their shareholder that they consolidate into a new corporation under the laws of the State of Alaska, hereinafter referred to as "the new corporation."

      NOW, THEREFORE, it is hereby agreed that Glacier and Sitka shall consolidate into a new corporation under the laws of the State of Alaska under the following terms and conditions.

      1. Names of corporations proposing to consolidate: Sitka Telephone Company and Glacier State Telephone Company.

      Name of new corporation: Telephone Utilities of the Northland, Inc.

      2. Terms and conditions. Upon this Plan of Consolidation becoming effective:

            (a) Sitka and Glacier (herein sometimes referred to as the "constituent corporations") shall cease to exist separately and shall be consolidated into Telephone Utilities of the Northland, Inc. (herein sometimes referred to as the "new corporation") in accordance with the provisions of this Agreement and in accordance with the provisions of the Alaska Business Corporation Act.

            (b) Telephone Utilities of the Northland, Inc. shall possess all the rights, privileges, powers, franchises, and trust and fiduciary duties, powers, and obligations, as well of a public as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the constituent corporations, and all and singular, the rights, privileges, powers and franchises, and trust and fiduciary rights, powers, duties and obligations, of each of the constituent corporations; and all property, real, personal, and mixed, and all debts due to either of the constituent corporations on whatever account, as all other things in action and belonging to each of the constituent corporations shall be vested in the new corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectally the property of the new corporation as they were of the respective constituent corporations; and the title to any real estate, whether vested by deed or otherwise, in either of the constituent corporations shall not revert or be in any way impaired by reason of the consolidation.

            (c) The Board of Directors of the new corporation shall initially consist of three directors, each of whom shall hold office until his successor shall have been duly elected and shall have qualified, or until his earlier death, resignation, or removal. The respective names and addresses of such directors are as follows:

      Name                          Address
      ----                          -------

      Charles E. Robinson           805 Broadway
                                    Vancouver, WA 98668

      Charles E. Peterson           805 Broadway
                                    Vancouver, WA 98668

      Vern K. Dunham                805 Broadway
                                    Vancouver, WA 98668

      The principal officers of the new corporation, each of whom shall hold office until his successor shall have been duly elected or appointed and shall have qualified or until his earlier death, resignation, or removal and their respective offices and addresses, are as follows:

Office                        Name                       Address
------                        ----                       -------

President and Chief           Charles E. Robinson        805 Broadway
 Executive Officer                                       Vancouver, WA 98668

Executive Vice President      Charles E. Peterson        805 Broadway
                                                         Vancouver, WA 98668

Senior Vice President         Vern K. Dunham             805 Broadway
                                                         Vancouver, WA 98668

Vice President and            James P. Best              805 Broadway
 Controller                                              Vancouver, WA 98668

Vice President and            John E. McGill             805 Broadway
 Secretary                                               Vancouver, WA 98668

Vice President and            Brian M. Wirkkala          805 Broadway
 Treasurer                                               Vancouver, WA 98668

Vice President                Bernadette Murray          3940 Arctic Blvd.
                                                         Anchorage, AK 99502

            The new corporation may have such other officers as shall be provided for in its Bylaws.

            (d) The registered agent of the new corporation shall be C T Corporation System located at Suite 800, 240 Main Street, Juneau, Alaska 99801.

            (e) The duration of the new corporation shall be perpetual.

            (f) The shareholder in each party to this Agreement shall surrender its respective shares to the new corporation on or before July 1, 1986, and in exchange therefor shall receive shares of the new corporation as hereinafter specified.

      3. Manner and basis of converting the shares. Each of the 2,103 shares of common stock of Sitka and each of the 18,850 shares of common stock of Glacier outstanding on the effective date of the consolidation shall be converted into one share of common stock of the new corporation with the voting powers, restrictions and qualifications set forth in the Articles of Incorporation and Bylaws of the new corporation.

      4. Statements required to be set forth in Articles of Incorporation. The proposed Articles of the new corporation are set forth at Attachment A which is hereby made a part of this Plan.

      5. Assignments. If at any time the new corporation shall deem or be advised that any conveyances, assignments, assurances, deeds or other instruments are necessary or desirable to vest, or to perfect or confirm of record or otherwise, in the new corporation, the title to any property acquired or to be acquired by reason of or as a result of the consolidation provided for by this Plan of Consolidation, the proper officers and directors of the constituent corporations shall and will execute and deliver all such proper conveyances, assignments, assurances, deeds or other instruments and will do all things necessary or proper so to vest, perfect or confirm title to such property in the new corporation and otherwise to carry out the purposes of this Plan of Consolidation.

      6. Abandonment. The consolidation provided for herein may be abandoned at any time before this Plan of Consolidation becomes effective by vote of the Board of Directors of the constituent corporations.

      7. Effective date. This Plan of Consolidation shall be effective upon the issuance of the Certificate of Consolidation by the Commissioner of Commerce and Economic Development, State of Alaska.

      IN WITNESS WHEREOF, the parties hereto have caused this Plan of Consolidation to be duly executed as of the day and year first above written.


                                   SITKA TELEPHONE COMPANY

Attest /s/ Marilyn E. Bain         By: /s/ C. E. Robinson
       --------------------------      -------------------------
        Assistant Secretary
[Seal]                             Title: President
                                         -----------------------


                                   GLACIER STATE TELEPHONE COMPANY

Attest /s/ Marilyn E. Bain         By: /s/ C. E. Robinson
       --------------------------      -------------------------
        Assistant Secretary
[Seal]                             Title: President
                                         -----------------------

                                                           FILED FOR RECORD
                                                           STATE OF ALASKA
                                                             APR 30 1986

                                                         DEPARTMENT OF COMMERCE
                                                         & ECONOMIC DEVELOPMENT

                                     NOTICE

TO:     Commissioner of Commerce and
        Economic Development

      Pursuant to A.S. 10.05.250, the following information is hereby submitted in connection with the consolidation of Sitka Telephone Company and Glacier State Telephone Company into Telephone Utilities of the Northland, Inc.

      1. The following companies may be classified as alien affiliates of Telephone Utilities of the Northland, Inc.:

            a. Comunicacion Total Limitada

            b. Cid Comunicaciones Limitada

            c. Electricidad y Comunicaciones Limitada

      2. No shares of Telephone Utilities of the Northland, Inc. are controlled by any alien affiliate.

      3. Telephone Utilities of the Northland, Inc. is a wholly owned subsidiary of Pacific Telecom, Inc. The three above-listed alien affiliates (Comunicacion Total Limitada, Cid Comunicaciones Limitada and Electricidad y Comunicaciones Limitada) are 51% owned by T.U. International, Inc., an Oregon corporation; T.U. International, Inc. is a wholly owned subsidiary of Pacific Telecom, Inc.


                             /s/ Charles E. Peterson
                             -----------------------
Dated: April 28, 1986        Charles E. Peterson
       --------------        Executive Vice President